Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2024 Third Quarter Financial Results

•
Q3 GAAP Earnings per Share $0.85, Non-GAAP Earnings per Share up 16% to $1.41
•
Q3 Total Revenue $13.3 billion, up 7% in both USD and constant currency
•
Q3 Total Remaining Performance Obligations up 29% to $80 billion
•
Q3 Cloud Revenue (IaaS plus SaaS) $5.1 billion, up 25% in USD, up 24% in constant currency
•
Q3 Cloud Infrastructure (IaaS) Revenue $1.8 billion, up 49% in both USD and constant currency
•
Q3 Cloud Application (SaaS) Revenue $3.3 billion, up 14% in both USD and constant currency
•
Q3 Fusion Cloud ERP (SaaS) Revenue $0.8 billion, up 18% in both USD and constant currency
•
Q3 NetSuite Cloud ERP (SaaS) Revenue $0.8 billion, up 21% in USD, up 20% in constant currency

AUSTIN, Texas, March 11, 2024 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2024 Q3 results. Total quarterly revenues were up 7% year-over-year in both USD and constant currency to $13.3 billion. Cloud services and license support revenues were up 12% in USD and up 11% in constant currency to $10.0 billion. Cloud license and on-premise license revenues were down 3% in both USD and constant currency to $1.3 billion.

Q3 GAAP operating income was $3.8 billion. Non-GAAP operating income was $5.8 billion, up 12% in both USD and constant currency. GAAP operating margin was 28%, and non-GAAP operating margin was 44%. GAAP net income was $2.4 billion. Non-GAAP net income was $4.0 billion, up 18% in both USD and constant currency. Q3 GAAP earnings per share was $0.85 while non-GAAP earnings per share was $1.41, up 16% in both USD and constant currency.

Short-term deferred revenues were $8.9 billion. Over the last twelve months, operating cash flow was $18.2 billion and free cash flow was $12.3 billion.

“Large new cloud infrastructure contracts signed in Q3 drove Oracle’s total Remaining Performance Obligations up 29% to over $80 billion—an all-time record,“ said Oracle CEO, Safra Catz. “We expect to continue receiving large contracts reserving cloud infrastructure capacity because the demand for our Gen2 AI infrastructure substantially exceeds supply—despite the fact we are opening new and expanding existing cloud datacenters very, very rapidly. We expect that 43% of our current $80 billion of Remaining Performance Obligations will be recognized as revenue over the next four quarters, and that our Gen2 Cloud Infrastructure business will remain in a hypergrowth phase—up 53% in Q3—for the foreseeable future.”

“In Q3, Oracle finished moving the majority of Cerner customers to Oracle’s Gen2 Cloud Infrastructure,” said Oracle Chairman and CTO, Larry Ellison. “In Q4, Oracle will start delivering its completely new Ambulatory Clinic Cloud Application Suite to these same customers. This new AI-driven system features an integrated voice interface called the Clinical Digital Assistant that automatically generates doctors’ notes and updates Electronic Health Records—saving precious time and improving health data accuracy. The delivery of this revolutionary new healthcare technology will enable the rapid modernization of our customers’ health systems over the coming year, and transform Cerner and Oracle Health into a high-growth business for years to come.”

The board of directors declared a quarterly cash dividend of $0.40 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on April 10, 2024, with a payment date of April 24, 2024.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including demand for Oracle Cloud Infrastructure capacity, expectations for growth in our Cerner, Oracle Health and Gen2 Cloud Infrastructure businesses, the rate and timing of conversion of the Remaining Performance Obligations to revenue and beliefs regarding modernizing digital healthcare systems, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of March 11, 2024. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended				% Increase	% Increase (Decrease)
	February 29, 2024	% of Revenues	February 28, 2023	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$9,963	75%	$8,923	72%	12%	11%
Cloud license and on-premise license	1,256	9%	1,288	10%	(3%)	(3%)
Hardware	754	6%	811	7%	(7%)	(7%)
Services	1,307	10%	1,376	11%	(5%)	(5%)
Total revenues	13,280	100%	12,398	100%	7%	7%
OPERATING EXPENSES
Cloud services and license support	2,452	18%	1,980	16%	24%	24%
Hardware	217	2%	244	2%	(11%)	(11%)
Services	1,200	9%	1,215	10%	(1%)	(1%)
Sales and marketing	2,042	15%	2,150	18%	(5%)	(6%)
Research and development	2,248	17%	2,146	17%	5%	5%
General and administrative	377	3%	402	3%	(6%)	(7%)
Amortization of intangible assets	749	6%	886	7%	(15%)	(15%)
Acquisition related and other	155	1%	37	0%	317%	317%
Restructuring	90	1%	78	1%	15%	14%
Total operating expenses	9,530	72%	9,138	74%	4%	4%
OPERATING INCOME	3,750	28%	3,260	26%	15%	15%
Interest expense	(876)	(6%)	(908)	(7%)	(3%)	(3%)
Non-operating expenses, net	(9)	0%	(134)	(1%)	(94%)	(93%)
INCOME BEFORE INCOME TAXES	2,865	22%	2,218	18%	29%	29%
Provision for income taxes	464	4%	322	3%	44%	44%
NET INCOME	$2,401	18%	$1,896	15%	27%	26%
EARNINGS PER SHARE:
Basic	$0.87		$0.70
Diluted	$0.85		$0.68
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,748		2,698
Diluted	2,819		2,776

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 29, 2024 compared with the corresponding prior year period had no impact to our total revenues, total operating expenses and operating income.

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 29, 2024 GAAP	Adj.	February 29, 2024 Non-GAAP	February 28, 2023 GAAP	Adj.	February 28, 2023 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$13,280	$—	$13,280	$12,398	$—	$12,398	7%	7%	7%	7%
TOTAL OPERATING EXPENSES	$9,530	$(2,042)	$7,488	$9,138	$(1,925)	$7,213	4%	4%	4%	3%
Stock-based compensation (3)	1,048	(1,048)	—	924	(924)	—	13%	*	13%	*
Amortization of intangible assets (4)	749	(749)	—	886	(886)	—	(15%)	*	(15%)	*
Acquisition related and other	155	(155)	—	37	(37)	—	317%	*	317%	*
Restructuring	90	(90)	—	78	(78)	—	15%	*	14%	*
OPERATING INCOME	$3,750	$2,042	$5,792	$3,260	$1,925	$5,185	15%	12%	15%	12%
OPERATING MARGIN %	28%		44%	26%		42%	194 bp.	179 bp.	194 bp.	183 bp.
INCOME TAX EFFECTS (5)	$464	$461	$925	$322	$439	$761	44%	22%	44%	21%
NET INCOME	$2,401	$1,581	$3,982	$1,896	$1,486	$3,382	27%	18%	26%	18%
DILUTED EARNINGS PER SHARE	$0.85		$1.41	$0.68		$1.22	25%	16%	24%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,819	—	2,819	2,776	—	2,776	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 29, 2024			Three Months Ended February 28, 2023
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$138	$(138)	$—	$114	$(114)	$—
Hardware	6	(6)	—	5	(5)	—
Services	45	(45)	—	39	(39)	—
Sales and marketing	179	(179)	—	158	(158)	—
Research and development	584	(584)	—	517	(517)	—
General and administrative	96	(96)	—	91	(91)	—
Total stock-based compensation	$1,048	$(1,048)	$—	$924	$(924)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of February 29, 2024 was as follows:

Remainder of fiscal 2024	$739
Fiscal 2025	2,303
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Thereafter	1,080
Total intangible assets, net	$7,629

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 16.2% and 14.5% in the third quarter of fiscal 2024 and 2023, respectively, and an effective non-GAAP tax rate of 18.9% and 18.4% in the third quarter of fiscal 2024 and 2023, respectively. The difference in our GAAP and non-GAAP tax rates in each of the third quarter of fiscal 2024 and 2023 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2024 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended				% Increase	% Increase (Decrease)
	February 29, 2024	% of Revenues	February 28, 2023	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$29,149	75%	$25,938	72%	12%	11%
Cloud license and on-premise license	3,243	8%	3,627	10%	(11%)	(11%)
Hardware	2,224	6%	2,424	7%	(8%)	(9%)
Services	4,058	11%	4,129	11%	(2%)	(2%)
Total revenues	38,674	100%	36,118	100%	7%	6%
OPERATING EXPENSES
Cloud services and license support	6,905	18%	5,606	16%	23%	22%
Hardware	649	2%	780	2%	(17%)	(18%)
Services	3,665	9%	3,448	10%	6%	6%
Sales and marketing	6,161	16%	6,544	18%	(6%)	(7%)
Research and development	6,689	17%	6,397	18%	5%	4%
General and administrative	1,146	3%	1,179	3%	(3%)	(4%)
Amortization of intangible assets	2,267	6%	2,712	7%	(16%)	(16%)
Acquisition related and other	214	0%	140	0%	53%	52%
Restructuring	311	1%	359	1%	(13%)	(14%)
Total operating expenses	28,007	72%	27,165	75%	3%	3%
OPERATING INCOME	10,667	28%	8,953	25%	19%	17%
Interest expense	(2,636)	(7%)	(2,550)	(7%)	3%	3%
Non-operating expenses, net	(72)	0%	(386)	(2%)	(81%)	(82%)
INCOME BEFORE INCOME TAXES	7,959	21%	6,017	16%	32%	29%
Provision for income taxes	636	2%	833	2%	(24%)	(25%)
NET INCOME	$7,323	19%	$5,184	14%	41%	38%
EARNINGS PER SHARE:
Basic	$2.67		$1.93
Diluted	$2.60		$1.88
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,741		2,692
Diluted	2,820		2,757

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 29, 2024 compared with the corresponding prior year period increased our total revenues by 1 percentage point and operating income by 2 percentage points.

ORACLE CORPORATION

Q3 FISCAL 2024 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 29, 2024 GAAP	Adj.	February 29, 2024 Non-GAAP	February 28, 2023 GAAP	Adj.	February 28, 2023 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$38,674	$—	$38,674	$36,118	$—	$36,118	7%	7%	6%	6%
TOTAL OPERATING EXPENSES	$28,007	$(5,719)	$22,288	$27,165	$(5,794)	$21,371	3%	4%	3%	4%
Stock-based compensation (3)	2,927	(2,927)	—	2,583	(2,583)	—	13%	*	13%	*
Amortization of intangible assets (4)	2,267	(2,267)	—	2,712	(2,712)	—	(16%)	*	(16%)	*
Acquisition related and other	214	(214)	—	140	(140)	—	53%	*	52%	*
Restructuring	311	(311)	—	359	(359)	—	(13%)	*	(14%)	*
OPERATING INCOME	$10,667	$5,719	$16,386	$8,953	$5,794	$14,747	19%	11%	17%	10%
OPERATING MARGIN %	28%		42%	25%		41%	279 bp.	154 bp.	260 bp.	147 bp.
INCOME TAX EFFECTS (5)	$636	$1,939	$2,575	$833	$1,457	$2,290	(24%)	12%	(25%)	11%
NET INCOME	$7,323	$3,780	$11,103	$5,184	$4,337	$9,521	41%	17%	38%	15%
DILUTED EARNINGS PER SHARE	$2.60		$3.94	$1.88		$3.45	38%	14%	35%	13%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,820	—	2,820	2,757	—	2,757	2%	2%	2%	2%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 29, 2024			Nine Months Ended February 28, 2023
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$386	$(386)	$—	$319	$(319)	$—
Hardware	17	(17)	—	13	(13)	—
Services	123	(123)	—	99	(99)	—
Sales and marketing	488	(488)	—	433	(433)	—
Research and development	1,642	(1,642)	—	1,448	(1,448)	—
General and administrative	271	(271)	—	271	(271)	—
Total stock-based compensation	$2,927	$(2,927)	$—	$2,583	$(2,583)	$—

(4)
Estimated future annual amortization expense related to intangible assets as of February 29, 2024 was as follows:

Remainder of fiscal 2024	$739
Fiscal 2025	2,303
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Thereafter	1,080
Total intangible assets, net	$7,629

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 8.0% and 13.8% in the first nine months of fiscal 2024 and 2023, respectively, and an effective non-GAAP tax rate of 18.8% and 19.4% in the first nine months of fiscal 2024 and 2023, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first nine months of fiscal 2024 and 2023 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 29, 2024	May 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$9,481	$9,765
Marketable securities	423	422
Trade receivables, net	7,297	6,915
Prepaid expenses and other current assets	3,862	3,902
Total Current Assets	21,063	21,004
Non-Current Assets:
Property, plant and equipment, net	19,117	17,069
Intangible assets, net	7,629	9,837
Goodwill, net	62,222	62,261
Deferred tax assets	12,688	12,226
Other non-current assets	14,363	11,987
Total Non-Current Assets	116,019	113,380
TOTAL ASSETS	$137,082	$134,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$5,510	$4,061
Accounts payable	1,658	1,204
Accrued compensation and related benefits	1,796	2,053
Deferred revenues	8,931	8,970
Other current liabilities	6,990	6,802
Total Current Liabilities	24,885	23,090
Non-Current Liabilities:
Notes payable and other borrowings, non-current	82,470	86,420
Income taxes payable	10,451	11,077
Deferred tax liabilities	4,483	5,772
Other non-current liabilities	8,611	6,469
Total Non-Current Liabilities	106,015	109,738
Stockholders’ Equity	6,182	1,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$137,082	$134,384

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended
	February 29, 2024	February 28, 2023
Cash Flows From Operating Activities:
Net income	$7,323	$5,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,318	1,810
Amortization of intangible assets	2,267	2,712
Deferred income taxes	(1,755)	(1,253)
Stock-based compensation	2,927	2,583
Other, net	631	487
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in trade receivables, net	(409)	460
Decrease in prepaid expenses and other assets	457	515
Decrease in accounts payable and other liabilities	(682)	(783)
Decrease in income taxes payable	(788)	(453)
Increase in deferred revenues	303	256
Net cash provided by operating activities	12,592	11,518
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(674)	(921)
Proceeds from sales and maturities of marketable securities and other investments	207	552
Acquisitions, net of cash acquired	(59)	(27,721)
Capital expenditures	(4,068)	(6,782)
Net cash used for investing activities	(4,594)	(34,872)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(1,050)	(1,150)
Proceeds from issuances of common stock	454	759
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(1,865)	(1,040)
Payments of dividends to stockholders	(3,289)	(2,586)
Proceeds from issuances of commercial paper, net of repayments	936	1,874
Proceeds from issuances of senior notes and other borrowings, net of issuance costs	—	33,494
Repayments of senior notes and other borrowings	(3,500)	(21,050)
Other, net	34	49
Net cash (used for) provided by financing activities	(8,280)	10,350
Effect of exchange rate changes on cash and cash equivalents	(2)	(160)
Net decrease in cash and cash equivalents	(284)	(13,164)
Cash and cash equivalents at beginning of period	9,765	21,383
Cash and cash equivalents at end of period	$9,481	$8,219

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$10,542	$15,073	$15,503	$17,165	$17,745	$17,039	$18,239

Capital Expenditures	(5,168)	(6,678)	(8,205)	(8,695)	(8,290)	(6,935)	(5,981)

Free Cash Flow	$5,374	$8,395	$7,298	$8,470	$9,455	$10,104	$12,258

Operating Cash Flow % Growth over prior year	(31%)	47%	49%	80%	68%	13%	18%

Free Cash Flow % Growth over prior year	(57%)	18%	11%	68%	76%	20%	68%

GAAP Net Income	$5,808	$8,797	$8,373	$8,503	$9,375	$10,137	$10,642

Operating Cash Flow as a % of Net Income	182%	171%	185%	202%	189%	168%	171%

Free Cash Flow as a % of Net Income	93%	95%	87%	100%	101%	100%	115%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$3,579	$3,813	$4,053	$4,437	$15,881	$4,635	$4,775	$5,054		$14,464
License support	4,838	4,785	4,870	4,933	19,426	4,912	4,864	4,909		14,685
Cloud services and license support	8,417	8,598	8,923	9,370	35,307	9,547	9,639	9,963		29,149
Cloud license and on-premise license	904	1,435	1,288	2,152	5,779	809	1,178	1,256		3,243
Hardware	763	850	811	850	3,274	714	756	754		2,224
Services	1,361	1,392	1,376	1,465	5,594	1,383	1,368	1,307		4,058
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453	$12,941	$13,280		$38,674
AS REPORTED REVENUE GROWTH RATES
Cloud services	45%	43%	45%	54%	47%	30%	25%	25%		26%
License support	(1%)	(2%)	0%	4%	0%	2%	2%	1%		1%
Cloud services and license support	14%	14%	17%	23%	17%	13%	12%	12%		12%
Cloud license and on-premise license	11%	16%	0%	(15%)	(2%)	(10%)	(18%)	(3%)		(11%)
Hardware	0%	11%	2%	(1%)	3%	(6%)	(11%)	(7%)		(8%)
Services	74%	74%	74%	76%	75%	2%	(2%)	(5%)		(2%)
Total revenues	18%	18%	18%	17%	18%	9%	5%	7%		7%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	50%	48%	48%	55%	50%	29%	24%	24%		25%
License support	4%	4%	3%	6%	4%	0%	0%	1%		0%
Cloud services and license support	20%	20%	20%	25%	21%	12%	11%	11%		11%
Cloud license and on-premise license	19%	23%	4%	(14%)	2%	(11%)	(19%)	(3%)		(11%)
Hardware	5%	16%	4%	1%	6%	(8%)	(12%)	(7%)		(9%)
Services	84%	83%	80%	78%	81%	1%	(3%)	(5%)		(2%)
Total revenues	23%	25%	21%	18%	22%	8%	4%	7%		6%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,016	$4,080	$4,166	$4,390	$16,651	$4,471	$4,474	$4,584		$13,529
Infrastructure cloud services and license support	4,401	4,518	4,757	4,980	18,656	5,076	5,165	5,379		15,620
Total cloud services and license support revenues	$8,417	$8,598	$8,923	$9,370	$35,307	$9,547	$9,639	$9,963		$29,149
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	32%	30%	31%	36%	32%	11%	10%	10%		10%
Infrastructure cloud services and license support	2%	3%	7%	14%	6%	15%	14%	13%		14%
Total cloud services and license support revenues	14%	14%	17%	23%	17%	13%	12%	12%		12%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	37%	35%	33%	37%	35%	11%	9%	10%		10%
Infrastructure cloud services and license support	7%	9%	10%	15%	10%	14%	12%	13%		13%
Total cloud services and license support revenues	20%	20%	20%	25%	21%	12%	11%	11%		11%
GEOGRAPHIC REVENUES
Americas	$7,192	$7,786	$7,671	$8,577	$31,226	$7,841	$8,067	$8,270		$24,177
Europe/Middle East/Africa	2,691	2,895	3,067	3,457	12,109	3,005	3,170	3,316		9,491
Asia Pacific	1,562	1,594	1,660	1,803	6,619	1,607	1,704	1,694		5,006
Total revenues	$11,445	$12,275	$12,398	$13,837	$49,954	$12,453	$12,941	$13,280		$38,674

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2023 and 2022 for the fiscal 2024 and fiscal 2023 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2024 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.